UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2019

CABOT OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware    1-10447    04-3072771
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
of incorporation)        Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas    77024
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	COG	New York Stock Exchange

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”) held on Wednesday, May 1, 2019, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 21, 2019. The certified vote results for each proposal were as stated below.

Proposal 1:    The following nominees for directors were elected to serve one-year terms expiring in 2020:

	FOR	WITHHELD	BROKER NON-VOTES

Dorothy M. Ables	372,902,017	1,204,120	17,519,243

Rhys J. Best	362,382,340	11,723,797	17,519,243

Robert S. Boswell	369,203,283	4,902,854	17,519,243

Amanda M. Brock	372,996,956	1,109,181	17,519,243

Peter B. Delaney	373,077,738	1,028,399	17,519,243

Dan O. Dinges	365,208,474	8,897,663	17,519,243

Robert Kelley	363,514,838	10,591,299	17,519,243

W. Matt Ralls	360,923,613	13,182,254	17,519,243

Marcus A. Watts	372,891,758	1,214,379	17,519,243

Proposal 2:	The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2019 was ratified:

FOR	AGAINST	ABSTAIN

384,072,265	7,446,310	106,805

Proposal 3:	The non-binding advisory vote on the compensation of the Company’s named executive officers was approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

365,233,768	8,435,923	436,446	17,519,243

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Vice President and Corporate Secretary

Date: May 7, 2019

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